EXHIBIT 10.10

September 30, 2019

Energy Resources 12, L.P.

Energy Resources 12 Operating Company (collectively, the "Borrowers")

5815 B, Western Avenue

Oklahoma City, OK 73118

Gentlemen:

Simmons Bank, as administrative agent (the "Agent") for the Lenders signatory below (the "Lenders"), hereby agrees to amend existing Section 6.28 of the Revolver Loan Agreement between and among Borrowers, the Agent and the Lenders signatory party thereto dated August 31, 2018 (as amended, restated or otherwise modified from time to time, the "Revolver Agreement") by deleting Section 6.28 in its entirety and replacing it with the following:

6.28 Hedging. Within 30 days after Agent has notified Borrowers that the Collateral Borrowing Base is equal to or greater than fifty percent (50%) of the Borrowers’ engineered PDP, as determined by Agent using Agent’s price deck and engineering evaluation, Borrowers shall, except to the extent that Agent agrees otherwise in writing, maintain risk management, hedging or other similar forms of price protection for crude oil and natural gas volumes, such devices shall include a “price floor” or comparable financial hedge or Risk Management Agreement with the Swap Counterparty acceptable to Agent in all respects (including, without limitation, price and term), covering not less than fifty percent (50%) of Borrowers projected PDP oil and gas volumes (measured on an equivalent basis) for a rolling eighteen (18) month period (to be measured at each redetermination and based on the most recently completed reserve report by the Agent).  Upon reducing the Collateral Borrowing Base amount to below fifty percent (50%) of engineered PDP, the rolling hedge requirement will be terminated, until the next time the Collateral Borrowing Base shall be equal to or greater than fifty percent (50%) of the Borrowers’ engineered PDP. Otherwise, Borrowers may enter into a Risk Management Agreement with a Swap Counterparty acceptable to Agent in all respects (including, without limitation, price and term), so long as (i) the term does not exceed 36 months and (ii) it covers not more than eighty percent (80%) of Borrowers’ projected oil and gas volumes (based on the most recently delivered reserve report acceptable to Agent). Borrowers shall cure or reconcile any non-performance of its hedging covenants under this Section 6.28 within thirty (30) days of each Redetermination Date. Borrowers shall not enter into any Prohibited Hedge Transaction, including, without limitation, any financial and physical hedge transactions affecting or covering the same volume of production for concurrent or overlapping periods of time.  The applicable counterparty to any ISDA Agreement shall be the Swap Counterparty or such other counterparty acceptable to Agent and approved thereby in writing.

The Collateral Borrowing Base is subject to periodic redetermination as set forth in the Revolver Agreement. In accordance with the most recent such redetermination, the Collateral Borrowing Base has been reaffirmed in the existing amount of $40,000,000.00.

This Letter Agreement is limited to the foregoing and shall in no way be interpreted as a requirement or agreement by the Agent or Lenders to make any similar accommodation or amendment in the future. The remaining terms, provisions and conditions set forth in Revolver Agreement shall remain in full force and effect for all purposes and are incorporated herein by reference. The Borrower restates, confirms, adopts and ratifies the warranties, covenants and representations set forth in the Revolver Agreement and the other Loan Documents and further represents to the Bank that, as of the date hereof, no Default or Event of Default exists under any Loan Document.

Capitalized terms used herein and not otherwise defined shall have the meaning given in the Revolver Agreement. This Letter Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement and any of the parties hereto may execute this Letter Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Letter Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Letter Agreement.

Please indicate your acceptance of this Letter Agreement where indicated below. This Letter Agreement is a Loan Document as defined in the Revolver Agreement and may be executed in multiple counterparts, each of which shall be deemed an original.

All other terms and provisions of the Revolver Agreement remain in full force and effect.

Simmons Bank

By:      /s/ Charlie Crouse

Charlie Crouse

Managing Director

Energy Division

Agent and Lender

The foregoing letter agreement is accepted and agreed to by each of the undersigned Borrowers, as of the 30th day of September, 2019:

Energy Resources 12, L.P.

By:       /s/ David S. McKenney

David S. McKenney

Chief Financial Officer

Energy Resources 12 Operating Company, LLC

By:       /s/ David S. McKenney

David S. McKenney

Chief Financial Officer

The foregoing letter agreement is accepted and agreed to by each of the undersigned Lenders to the Revolver Agreement, effective as of the 30th day of September, 2019.

Arvest Bank

By:       /s/ S. Matt Condry

S. Matt Condry,

Vice President-Commercial Banking

West Texas National Bank

By:       /s/ Thomas E. Stelmar, Jr.

Thomas E. Stelmar, Jr.

Senior Vice President